Exhibit 10.1

AMENDMENT NO. 3
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of December 23, 2009, by and among K-SEA OPERATING PARTNERSHIP L.P. (“Borrower”), the several financial institutions party hereto (the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral trustee for the Lenders, BANK OF AMERICA, N.A. (successor to LaSalle Bank, National Association) and CITIBANK, N.A., as Co-Syndication Agents, and CITIZENS BANK OF PENNSYLVANIA and HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Documentation Agents.

RECITALS

A.            Borrower, the Lenders, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent are parties to an Amended and Restated Loan and Security Agreement, dated as of August 14, 2007 (as heretofore amended and supplemented, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrower has requested that the Administrative Agent and the Lenders amend the Loan Agreement in certain respects.

C.            The Administrative Agent has advised Borrower that the Lenders party hereto are willing to agree to its requests to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             CHANGE IN TRANCHE A COMMITMENTS.

(a)             Tranche A Commitments.  From and after the Amendment No. 3 Effective Date, the Tranche A Commitment of each Tranche A Lender shall be the amount set forth opposite such Tranche A Lender’s name on Schedule 2.01 to the Loan Agreement (as amended hereby and attached hereto as Exhibit A) under the caption “Tranche A Commitment” as such amount may be reduced pursuant to the terms of the Loan Agreement, and such amount (if changed) shall supersede and be deemed to amend the amount of such Tranche A Lender’s Tranche A Commitment as set forth on Schedule 2.01 to the Loan Agreement as in effect immediately prior to the Amendment No. 3 Effective Date.

(b)             Adjustment of Outstanding Loans.  If any Tranche A Loans are outstanding under the Loan Agreement on the Amendment No. 3 Effective Date, the Tranche A Lenders shall on the Amendment No. 3 Effective Date, at the direction of the Administrative Agent, make appropriate adjustments among themselves in order to insure that the amount (and type) of the Tranche A Loans outstanding to Borrower from each Tranche A

Lender under the Loan Agreement (as of the Amendment No. 3 Effective Date) are proportionate to the aggregate amount of all of the Tranche A Commitments, after giving effect to the decrease in the Tranche A Maximum Amount and decrease in the amount of the Tranche A Commitments of each of the Tranche A Lenders. Borrower agrees and consents to the terms of this Section 1(b).

(c)           To the extent that, after giving effect to the decrease in the Tranche A Maximum Amount and decrease in the amount of the Tranche A Commitments of each of the Tranche A Lenders, the sum of the Tranche A Credit Exposures exceeds the Total Tranche A Commitments, Borrower shall, on the Amendment No. 3 Effective Date, prepay the Tranche A Loans in an amount sufficient to eliminate such excess.

2.             AMENDMENTS TO LOAN AGREEMENT.

(a)           Additional Definitions.  Section 1.01 of the Loan Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 3” means Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of December 23, 2009, among Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date”  means as of December 23, 2009.

“Debt Instrument” means any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the deferred purchase price of a fixed asset to which Borrower or any of its Subsidiaries is a party or by which it is bound, or by which any of its properties or assets may be affected evidencing any Material Indebtedness.

“Liquidity” means, as of any date of determination, the sum of (a) unrestricted cash of Borrower determined on a consolidated basis as of such date plus (b)(i) the lesser of (A) the Tranche A Maximum Amount as of such date and (B) the Orderly Liquidation Value of the Pool Vessels as of such date divided by 1.333 minus (ii) the aggregate Tranche A Credit Exposure of all of the Lenders as of such date.

“Maximum Distribution Amount”  means an amount equal to $0.45 per outstanding unit of Capital Stock of K-Sea, which amount shall be adjusted for (a) any subdivision of the outstanding units of Capital Stock into a larger number of units and (b) any combination of the outstanding units of Capital Stock into a smaller number of units, in each case at the time of such event, by multiplying such amount by a fraction (i) the numerator of which shall be the total number of outstanding units immediately prior to such event and (ii) the denominator of which shall be the total number of outstanding units immediately after such event.

“Orderly Liquidation Value”  means, with respect to any Pool Vessel, the net proceeds anticipated at a sale other than a forced sale upon foreclosure,

as reasonably determined by the Administrative Agent or by independent appraisers appointed by the Administrative Agent at the expense of Borrower.

“Test Quarter” has the meaning set forth in Section 7.11 hereof.

(b)           Amendments to Definitions.

(i)            Applicable Margin. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

“Applicable Margin” means, at all times during the applicable periods set forth below: (a) with respect to Base Rate Loans, during each period set forth below, the percentage set forth below under the heading “Base Rate Margin” with respect to such period, (b) with respect to LIBOR Loans, during each period set forth below, the percentage set forth below under the heading “LIBOR Margin” with respect to such period and (c) with respect to the Commitment Fees, during each period set forth below, the percentage set forth below under the heading “Commitment Fee Margin” with respect to such period:

Period		Applicable Margin
When the Total Funded Debt to EBITDA Ratio is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
4.50:1.00		3.750%	4.750%	0.625%
3.50:1.00	4.50:1.00	3.250%	4.250%	0.500%
2.50:1.00	3.50:1.00	2.750%	3.750%	0.450%
1.50:1.00	2.50:1.00	2.250%	3.250%	0.375%
	1.50:1.00	1.750%	2.750%	0.375%

Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall be based upon the certificate most recently delivered under Section 6.01(b) and shall become effective on the first day of the month immediately succeeding the date such certificate is required to be delivered to the Administrative Agent pursuant to Section 6.01(b). Notwithstanding anything to the contrary in this definition, (i) during the period commencing on the Amendment No. 3 Effective Date and ending on the date that the certificate to be delivered under Section 6.01(b) for the fiscal quarter ending December 31, 2009 is delivered to the Administrative Agent, the Applicable Margin shall be determined based on a Total Funded Debt to EBITDA Ratio of greater than or equal to 3.50:1.00 and less than 4.50:1.00 and (ii) if Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required by Section 6.01(b), the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than 4.50:1.00 from and including such date to the first day of the month immediately succeeding the date of delivery to the Administrative Agent of such certificate.

(ii)             Asset Coverage Ratio. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Asset Coverage Ratio” in its entirety and substituting the following therefor:

“Asset Coverage Ratio” means, as of any date of determination, the ratio of the Orderly Liquidation Value of all Pool Vessels that are part of the Collateral divided by the aggregate Revolving Credit Exposure of all Lenders.

(iii)            Base Rate. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Base Rate” in its entirety and substituting the following therefor:

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate, (b) one-half of one percent (0.50%) in excess of the Federal Funds Effective Rate and (c) one percent (1.00%) in excess of the Adjusted LIBOR Rate on such day for an interest period of one month. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

(iv)            Borrowing Base. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Base” in its entirety and substituting the following therefor:

“Borrowing Base” means 75% of the Orderly Liquidation Value of the Pool Vessels.

(v)             EBITDA. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “EBITDA” in its entirety and substituting the following therefor:

“EBITDA” means, with respect to any fiscal period of K-Sea and its consolidated Affiliates, including, without limitation, Borrower and each Guarantor, on a consolidated basis, the sum of:

(1)             the net income (or net loss) of Borrower (determined in accordance with GAAP) for such fiscal period, without giving effect to any extraordinary pre-tax gains or losses; plus:

(2)             to the extent that any of the items referred to in any of clauses (i) through (viii) below were deducted in calculating such net income:

(i)            Interest Expense of Borrower for such fiscal period;

(ii)           Federal, state, local and foreign income tax expenses of Borrower for such fiscal period;

(iii)          the amount of all depreciation and amortization for such fiscal period;

(iv)          non-cash stock compensation incurred during such fiscal period;

(v)           non-cash goodwill impairment charges incurred during such fiscal period;

(vi)          other non-cash expenses incurred during such fiscal period that are acceptable to the Administrative Agent;

(vii)         non-recurring losses in an aggregate amount not to exceed $1,300,000 incurred during the fiscal quarter ending December 31, 2009 in connection with the purchase of real property located at 150 South Main Street, Norfolk, Virginia; and

(viii)        losses from the sale, exchange or other disposition of assets incurred during such period; minus

(3)           to the extent that any of the items described in clauses (i) or (ii) below were added in calculating such net income:

(i)            gains from sales, exchanges and other dispositions of assets not in the ordinary course of business; and

(ii)           non-cash gains.

(vi)          Material Indebtedness.     The definition of “Material Indebtedness” set forth in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to “$100,000.00” in clause (i) thereof and substituting “$1,000,000.00” therefor.

(vii)         Proposed Increased Commitment. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Proposed Increased Commitment” in its entirety.

(viii)        Qualified Pool Vessels. Section 1.01 of the Loan Agreement is hereby amended by deleting the proviso to the definition of “Qualified Pool Vessels” in its entirety.

(ix)           Tranche A Commitment. Section 1.01 of the Loan Agreement is hereby amended by deleting clause (b) of the definition of “Tranche A Commitment” in its entirety and substituting “[intentionally omitted]” therefor.

(x)            Tranche A Maturity Date. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Tranche A Maturity Date” in its entirety and substituting the following therefor:

“Tranche A Maturity Date” means July 1, 2012.

(xi)           Tranche A Maximum Amount. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Tranche A Maximum Amount” in its entirety and substituting the following therefor:

“Tranche A Maximum Amount”  means, with respect to the Tranche A Facility, One Hundred Seventy-five Million Dollars ($175,000,000.00), as such amount may be decreased in the aggregate in accordance with Section 2.06.

(c)             Prepayment of Loans.   Section 2.08 of the Loan Agreement is hereby amended by deleting the phrase “Fair Market Value” each time it appears therein and substituting “Orderly Liquidation Value” therefor.

(d)             Prepayments Generally.  Section 2.13(b) of the Loan Agreement is hereby amended by (i) deleting the phrase “Fair Market Value” each time it appears therein and substituting “Orderly Liquidation Value” therefor and (ii) deleting the ratio “1.25:1.00” each time it appears therein and substituting “1.333:1.00” therefor.

(e)             Increase of Commitments.   Section 2.17 of the Loan Agreement is hereby deleted in its entirety and “[Intentionally Omitted.]” is substituted therefor.

(f)              Substitution of Pool Vessel.  Section 3.02 of the Loan Agreement is hereby amended by (i) deleting the phrase “Fair Market Value” each time it appears therein and substituting “Orderly Liquidation Value” therefor and (ii) deleting the ratio “1.25 to 1.00” each time it appears therein and substituting “1.333 to 1.00” therefor.

(g)             Fair Market Value.  Section 3.03 of the Loan Agreement is hereby amended by: (i) deleting the caption thereof in its entirety and substituting “Orderly Liquidation Value” therefor; (ii) deleting the phrase “aggregate Fair Market Value” each time it appears therein and substituting “aggregate Orderly Liquidation Value” therefor; (iii) deleting the phrase “a Fair Market Value” each time it appears therein and substituting “an Orderly Liquidation Value” therefor and (iv) deleting the ratio “1.25 to 1.00” each time it appears therein and substituting “1.333 to 1.00” therefor.

(h)             Each Loan and Letter of Credit.  Section 5.02 of the Loan Agreement is hereby amended by adding a new clause (e) thereto to read in its entirety as follows:

(e)     The Administrative Agent shall have received a certificate of a Financial Officer, dated as of the date of such Loan or such issuance or renewal of such Letter of Credit and in form reasonably satisfactory to the Administrative Agent, setting forth Liquidity as of such date.

(i)            Financial Information and Other Information.  Section 6.01 of the Loan Agreement is hereby amended by adding a new Section 6.01(e) hereto to read in its entirety as follows:

(e)      Concurrently with any delivery of Financial Statements under clause (a)(i) above, Borrower shall deliver to Lenders a certificate of a Financial Officer setting forth a reasonably detailed calculation of Liquidity as of the last day of the fiscal quarter to which such Financial Statements relate.

(j)            Fixed Charge Coverage Ratio. Section 7.01 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.01   Fixed Charge Coverage Ratio.

Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter occurring during any period set forth below to be less than the ratio set forth below with respect to such period:

Period	Ratio
Amendment No. 3 Effective Date to and including March 30, 2010	1.85 to 1.00
March 31, 2010 and thereafter	1.50 to 1.00

(k)           Total Funded Debt to EBITDA Ratio.  Section 7.03 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.03   Total Funded Debt to EBITDA Ratio.

Borrower shall not permit the Total Funded Debt to EBITDA Ratio at any time during each period set forth below to be greater than the ratio set forth below with respect to such period:

Period	Ratio
Amendment No. 3 Effective Date to and including March 30, 2010	4.50 to 1.00
March 31, 2010 to and including September 29, 2010	5.00 to 1.00
September 30, 2010 and thereafter	4.50 to 1.00

(l)           Asset Coverage Ratio.   Section 7.04 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.04   Asset Coverage Ratio.

Borrower shall not permit the Asset Coverage Ratio as of the last day of each fiscal quarter to be less than 1.333 to 1.00.

(m)          Transactions with Affiliates.   Section 7.09 of the Loan Agreement is hereby amended by deleting the proviso to the first sentence thereof in its entirety and substituting the following therefor:

provided that the foregoing provisions of this Section 7.09 shall not prohibit any such Person from declaring or paying any lawful Distributions which conform to the provisions of Section 7.11 hereof.

(n)           Limitations on Advances and Distributions.   Section 7.11 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.11   Limitations on Advances and Distributions.

(a)          Borrower shall not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Distribution, provided that Borrower and the Subsidiaries may make each of the following: (i) dividends by the Borrower payable solely in Capital Stock of the Borrower; (ii) dividends and distributions by any Subsidiary of Borrower payable to Borrower or any other Subsidiary of Borrower; and (iii) Distributions by Borrower for any purpose; provided that (A) each of such Distributions may not be paid more than once in respect of any fiscal quarter period (each such period for purposes herein, a “Test Quarter”), (B) such Distributions paid in respect of any Test Quarter shall not exceed the Maximum Distribution Amount, (C) no such Distributions may be paid with respect to a Test Quarter until such time as the financial statements required to be delivered pursuant to clause (i) of Section 6.01(a) in respect of such Test Quarter have been delivered to the Administrative Agent in accordance with clause (i) of Section 6.01(a) and the certificate of the Borrower required to be delivered pursuant to Section 6.01(e) in respect of such Test Quarter has been delivered pursuant to Section 6.01(e), (D) at the time of the declaration of any such Distribution, both before and after giving effect thereto, (I) no Default shall have occurred and be continuing or result from any such declaration and (II) Liquidity shall be not less than $17,500,000 and (E) at the time of the payment of any such Distribution, both before and after giving effect to the payment thereof, (I) no Default shall have occurred and be continuing or result from any such payment and (II) Liquidity shall be not less than $17,500,000.

(b)         Borrower shall not make any loans or advances to any Affiliate or related Persons of Borrower, except K-Sea, any Excluded Subsidiary and any Subsidiary Guarantor; provided that, (i) except for the loan described in clause (ii) of this proviso, the aggregate outstanding amount of all such loans and advances to the Excluded Subsidiaries shall not exceed $2,000,000 at any one time and (ii) Borrower may make a loan to K-Sea Canada Corp. in a principal amount not to exceed $13,100,000.

(o)           Limitations on Other Indebtedness.  Section 7.12 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.12   Limitations on Other Indebtedness.

From and after the Amendment No. 3 Effective Date, Borrower shall not, and will not permit any Subsidiary to enter into any vessel operating lease agreement or permit to exist any obligations of a character described in clause (i) of the definition of “Indebtedness” other than (a) vessel operating lease agreements existing prior to the Amendment No. 3 Effective Date and (b) vessel operating lease agreements entered into after the Amendment No. 3 Effective Date in the ordinary course of business having a term of one (1) year or less.

(p)           Capital Expenditures.  Section 7.17 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.17   Capital Expenditures.

Borrower shall not make or become obligated to make, and shall not permit any of its Subsidiaries to make or become obligated to make, Capital Expenditures (other than Maintenance CAPEX) in respect of the fiscal year ending June 30, 2010 and any subsequent fiscal year in excess of $15,000,000; provided that, until such time as the Fixed Charge Coverage Ratio as of the last day of a fiscal quarter of Borrower occurring after the Amendment No. 3 Effective Date for the four fiscal quarters ending on such day shall be greater than 2.00 to 1.00, Borrower shall not make or become obligated to make, and shall not permit any of its Subsidiaries to make or become obligated to make, Capital Expenditures the proceeds of which shall be used for the acquisition or construction of vessels, other than construction of vessels for which Borrower or a Subsidiary became obligated prior to the Amendment No. 3 Effective Date; and provided, further, that from and after such time as the Fixed Charge Coverage Ratio as of the last day of a fiscal quarter of Borrower occurring after the Amendment No. 3 Effective Date for the four fiscal quarters ending on such day shall be greater than 2.00 to 1.00, Borrower shall not make or become obligated to make, and shall not permit any of its Subsidiaries to make or become obligated to make, Capital Expenditures the proceeds of which shall be used for the acquisition or construction of vessels (other than construction of vessels for which Borrower or a Subsidiary became obligated prior to the Amendment No. 3 Effective Date) in respect of any fiscal year in excess of $50,000,000.

(q)                                      Prepayments of Indebtedness.  Section 7.18 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 7.18   Prepayments and Repayments of Indebtedness.

Borrower shall not, and shall not permit any Subsidiary to, (i) prepay or obligate itself to prepay any Indebtedness or (ii) amend or otherwise modify the terms of any Indebtedness the effect of which is to increase the principal amount of any periodic payment thereon or decrease the period in which such payments are to be made, except (x) Indebtedness under the Loan Documents and (y) refinancing on terms equal or more favorable to Borrower of Indebtedness existing on the Amendment No. 3 Effective Date.

(r)                                         Debt Instruments.  Article VII of the Loan Agreement is hereby amended by adding a new Section 7.19 to read in its entirety as follows:

Section 7.19   Debt Instruments.

In the event that Borrower enters into, after the Amendment No. 3 Effective Date, any Debt Instrument, or amends or modifies after the Amendment No. 3 Effective Date any Debt Instrument, and such Debt Instrument contains any material covenant, restriction or event of default (other than pricing) that is more favorable to the other party or parties thereto, or the holder thereof, than those contained in this Agreement or the other Loan Documents, (i) Borrower shall notify the Administrative Agent of such event, (ii) each such covenant, restriction or event of default shall be deemed to be incorporated herein, and (iii) Borrower shall promptly after the request of the Administrative Agent, enter into an amendment to this Agreement (or other Loan Document), in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, that incorporates such more favorable covenants, restrictions or events of default.

(s)                                       DBL 106.  On the date of delivery of that certain 100,000 barrel tank barge, being Bollinger Marine Fabricators, L.L.C.’s Hull No. 537 currently under construction pursuant to that certain Vessel Construction Contract dated December 27, 2007 between Bollinger Marine Fabricators, L.L.C. and Borrower, as buyer (such tank barge, hereinafter referred to as the “DBL 106”), Borrower shall cause K-Sea LLC to document the DBL 106 in its sole ownership under the laws of the United States and, within five (5) Business Days of the date of delivery, and in any event no later than May 31, 2010:

(i)                                     grant a first preferred ship mortgage thereon, subject to no liens, mortgages, claims, debts, charges or encumbrances;

(ii)                                  deliver to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies:

A.           Supplement and Amendment to the K-Sea LLC Mortgage, which shall cover the DBL 106 and such Supplement and Amendment to the K-Sea LLC Mortgage shall have been duly filed for recording with the United States Coast Guard, and such Supplement and

Amendment to the K-Sea LLC Mortgage shall constitute a preferred ship mortgage on the DBL 106;

B.             proper UCC-1 financing statements or UCC-3 financing statement amendments under the Uniform Commercial Code for all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Loan Agreement, the K-Sea LLC Mortgage and the other Loan Documents, covering the DBL 106;

C.             evidence of the completion of all other recordings and filings of or with respect to the Lien created by the Loan Agreement, the K-Sea LLC Mortgage and the other Loan Documents that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by such Loan Documents covering the DBL 106;

D.            an assignment covering the earnings and requisition compensation, if any, of the DBL 106, in form and substance satisfactory to the Administrative Agent, duly executed by K-Sea LLC and, in connection therewith, K-Sea LLC shall have executed and delivered to the Administrative Agent notices of assignment and authorizations to collect insurance claims and to collect general average contributions, in such form and in such number of counterparts as may be reasonably requested by the Administrative Agent;

E.              an assignment covering the insurances of the DBL 106, in form and substance satisfactory to the Administrative Agent, duly executed by K-Sea LLC;

F.              copies of cover notes and certificates of entry evidencing the insurance covered by the DBL 106;

G.             authorizations to inspect class records of the DBL 106 by K-Sea LLC, in such form and such number of counterparts as may be reasonably requested by the Administrative Agent, duly executed by K-Sea LLC;

H.            a true and complete copy of either (1) a certificate of ownership and encumbrance issued by the United States Coast Guard or (2) an abstract of title issued by the United States Coast Guard, in either case, showing K-Sea LLC to be the sole owner of the DBL 106 free and clear of all Liens of record except the K-Sea LLC Mortgage;

I.                 to the extent it is required to be maintained in class in order to operate in the service in which it is operating, the original current confirmation certificate of American Bureau of Shipping for the DBL 106, confirming that the DBL 106 is in such class without material recommendation, together with an American Bureau of Shipping SafeNet database printout, certified by an officer of Borrower as true and correct;

J.                a copy of the current certificate of inspection issued by the United States Coast Guard for the DBL 106, if available, and reflecting no outstanding recommendations; and

K.            (1) written advice from B&P International Insurance Brokerage LLC, insurance brokers, of the placement of the insurances covering the DBL 106; (2) written confirmation from such brokers, that they have received no notice of the assignment (except from the Administrative Agent) of the insurances or any claim covering the DBL 106; (3) an opinion of such brokers to the effect that such insurance complies with the applicable provisions of the Loan Agreement and of the K-Sea LLC Mortgage, where applicable; and (4) an agreement by such brokers, in form and substance satisfactory to the Administrative Agent, whereunder the insurances of the DBL 106, and claims thereunder, will not be affected by nonpayment of premiums on any other insurances.

From and after the date of delivery of the foregoing Loan Documents, the DBL 106 shall be deemed to be a Pool Vessel.

(t)                                    General. All references to “this Agreement” in the Loan Agreement and to “the Loan Agreement” in the other Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.

3.                                       CONDITIONS TO EFFECTIVENESS.  This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)                                       The Administrative Agent (or its counsel) shall have received from Borrower, each Guarantor and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)                                      The Lenders shall be reasonably satisfied that no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities) or material agreements of K-Sea and its consolidated Affiliates taken as a whole and its Subsidiaries has occurred since June 30, 2009.

(c)                                       There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in this Amendment and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of Borrower, threatened, seeking to prevent or delay the transactions contemplated by this Amendment or challenging any other terms and provisions hereof or thereof or seeking any damages in connection herewith or therewith.

(d)                                      The representations and warranties contained in the Loan Agreement shall be true and correct in all material respects, except to the extent such representations and warranties relate to an earlier date and, after giving effect to the amendments set forth in Section 2 hereof, no Default or Event of Default shall exist.

(e)                                       The Administrative Agent shall have received (i) for the account of each Lender that has executed this Amendment, payable on the Amendment No. 3 Effective Date, a fee equal to the product of 0.50% multiplied by such Lender’s Tranche A Commitment and (ii) all other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(f)                                         All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Amendment shall be satisfactory to counsel for the Administrative Agent.

(g)                                      Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders in connection with this Amendment.

The Administrative Agent shall notify Borrower and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding.

4.                                       REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                       The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date.

(b)                                      No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect to this Amendment.

(c)                                  (i) The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which Borrower is a party or any order, injunction, writ or decree to which Borrower or its property is subject, or (C) violates any requirement of law.

5.                                       EFFECT; NO WAIVER.

(a)                                  Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no existing defenses to or offsets against any such obligation. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

(b)                                 Borrower hereby (i) reaffirms all of its agreements and obligations under the Loan Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended hereby are “Obligations” as that term is defined in the Loan Documents and (iii) reaffirms that all such Obligations continue to be secured by the Loan Documents, which remain in full force and effect and are hereby ratified and confirmed.

6.                                  RELEASE.  AS MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS AMENDMENT BY THE ADMINISTRATIVE AGENT AND LENDERS PARTY HERETO AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, BORROWER, BY ITS EXECUTION OF THIS AMENDMENT, AND THE GUARANTORS, BY THEIR EXECUTION OF THE ACKNOWLEDGMENT AND CONSENT, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASORS”), HEREBY WAIVE, RELEASE, REMISE, ACQUIT AND DISCHARGE THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH AND ANY OF THEIR RESPECTIVE PARENTS, AFFILIATES, DIRECTORS, OFFICERS, LENDERS, EMPLOYEES, REPRESENTATIVES, SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, ADVISORS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) OF AND FROM ANY AND ALL CONTROVERSIES, DAMAGES, COSTS, LOSSES, CAUSES OF ACTION, SUITS, JUDGMENTS, CLAIMS, RECOUPMENTS, COUNTERCLAIMS OR DEMANDS, OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER, WHETHER NOW EXISTING OR THAT COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NAME, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, FORESEEABLE OR UNFORESEEABLE, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, IN LAW OR EQUITY, WHICH ANY OF THE RELEASORS PREVIOUSLY HAD FROM THE BEGINNING OF THE WORLD OR NOW HAVE AGAINST ANY OF THE RELEASEES THROUGH THE DATE HEREOF, RELATED TO OR CONNECTED WITH THE LOAN DOCUMENTS, THIS AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING.

7.                                       MISCELLANEOUS.

(a)                                       Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(b)                                      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(c)                                  This Amendment shall be binding upon Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(d)                                 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

K-SEA OPERATING PARTNERSHIP L.P., as Borrower

By: K-Sea OLP GP, LLC, its general partner

By:	/s/ Terrence P. Gill
Name:	Terrence P. Gill
Title:	Chief Financial Officer

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION, for itself as Lender, and as Administrative Agent and as Collateral Trustee

By:	/s/ Joseph Markey
Name:	Joseph Markey
Title:	MD

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

BANK OF AMERICA, N.A. (successor to LaSalle Bank National Association), as Co-Syndication Agent and Lender

By:	/s/ Carlos Morales
Name:	Carlos Morales
Title:	Vice President

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

CITIBANK, N.A., as Co-Syndication Agent and Lender

By:	/s/ Charles J. Margiotti III
Name:	Charles J. Margiotti III
Title:	Vice President

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

CITIZENS BANK OF PENNSYLVANIA, as Co-Documentation Agent and Lender

By:	/s/ Devon Starks
Name:	Devon Starks
Title:	Senior Vice President

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Documentation Agent and Lender

By:	/s/ Brendan L. Walsh
Name:	Brendan L. Walsh
Title:	Senior Relationship Manager

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Craig DeSousa
Name:	Craig DeSousa
Title:	Senior Vice President

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by Borrower of the foregoing Amendment No. 3; (2) agrees that the definition of “Obligations” (and any other term referring to the indebtedness, liabilities and obligations of Borrower to the Administrative Agent or any of the Lenders) in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents shall include the Indebtedness of Borrower under the foregoing Amendment No. 3; (3) agrees that the definition of “Loan Agreement” in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party is hereby amended to mean the Loan Agreement as amended by the foregoing Amendment No. 3; (4) reaffirms its continuing liability under the Parent Guaranty or its Subsidiary Guaranty, as the case may be (as modified hereby); (5) reaffirms all of its agreements and obligations under the Loan Documents to which it is a party; (6) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended by the foregoing Amendment No. 3 are “Obligations” as that term is defined in the Parent Guaranty or its Subsidiary Guaranty, as the case may be; (7) reaffirms that all such Obligations continue to be secured by the Loan Documents to which it is a party, which remain in full force and effect and are hereby ratified and confirmed; and (8) confirms and agrees that it is a Guarantor and that the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms.

K-SEA TRANSPORTATION PARTNERS L.P.

By: K-Sea General Partner L.P., its general partner

By:	K-Sea General Partner GP LLC, its general partner

	By:	/s/ Terrence P. Gill
	Name:	Terrence P. Gill
	Title:	Chief Financial Officer

K-SEA TRANSPORTATION INC.

By:	/s/ Terrence P. Gill
Name:	Terrence P. Gill
Title:	Chief Financial Officer

K-SEA TRANSPORTATION LLC

By:	/s/ Terrence P. Gill
Name:	Terrence P. Gill
Title:	Chief Financial Officer

SMITH MARITIME LLC

By:	/s/ Terrence P. Gill
Name:	Terrence P. Gill
Title:	Chief Financial Officer

K-SEA HAWAII INC.

By:	/s/ Terrence P. Gill
Name:	Terrence P. Gill
Title:	Chief Financial Officer

K-Sea Amendment No. 3 Acknowledgement and Consent Signature Page

EXHIBIT A
TO
AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

SCHEDULE 2.01

Amendment No. 3 Effective Date Commitments

Lender	Tranche A Commitment	Tranche B Commitment
KeyBank National Association	$35,437,500.00	-0-
Bank of America, N.A.	$33,687,500.00	-0-
Citibank, N.A.	$33,687,500.00	-0-
Citizens Bank of Pennsylvania	$24,937,500.00	-0-
HSBC Bank USA, National Association	$24,937,500.00	-0-
Wachovia Bank, National Association	$22,312,500.00	-0-
Aggregate Commitments	$175,000,000.00	-0-